UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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MarketAxess Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, New York 10005
April 29, 2005
To the Stockholders of MarketAxess Holdings Inc.:
      You are invited to attend the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of MarketAxess Holdings Inc. (the “Company”) scheduled for Wednesday, June 1, 2005, at 10:00 a.m., Eastern Daylight Time, at The New York Marriott Financial Center, 85 West Street, New York, New York 10006. The Company’s Board of Directors and management look forward to meeting you.
      Enclosed you will find a Notice of Annual Meeting of Stockholders containing a description of the items of business expected to be covered at the Annual Meeting, our proxy statement, a proxy card and our Annual Report on Form 10-K for the year ended December 31, 2004. The agenda for the Annual Meeting includes the election of directors and ratification of the appointment of our independent registered public accounting firm. Our Board of Directors recommends that you vote FOR both the election of directors and ratification of the appointment of our independent registered public accounting firm. Please carefully review the enclosed documents for detailed information regarding both of these proposals.
      Your vote is important to us. Whether or not you plan to attend the Annual Meeting in person, your shares should be represented and voted. After reading the enclosed proxy statement, please complete, sign, date and promptly return the proxy in the pre-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. If you hold your shares in a stock brokerage account, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. Submitting the proxy before the Annual Meeting will not preclude you from voting in person at the Annual Meeting should you decide to attend in person.
      On behalf of the Board of Directors, thank you for your continued support.

Richard M. McVey
Chairman and Chief Executive Officer

MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, New York 10005

NOTICE OF
2005 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of MarketAxess Holdings Inc.:
      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of MarketAxess Holdings Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 1, 2005, at 10:00 a.m., Eastern Daylight Time, at The New York Marriott Financial Center, 85 West Street, New York, New York 10006.
      At the Annual Meeting we will:

1. vote to elect all eight members of the Company’s Board of Directors for terms expiring at the 2006 Annual Meeting of Stockholders;

2. vote to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005; and

3. transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      These items are more fully described in the Company’s Proxy Statement accompanying this Notice.
      The record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof, was the close of business on April 19, 2005. A list of the stockholders of record as of April 19, 2005 will be available for inspection at the Annual Meeting, and at any adjournments or postponements thereof, and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.
      You have the right to receive this Notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on April 19, 2005. Please remember that your shares cannot be voted unless you cast your vote by one of the following methods: (1) sign and return a proxy card; (2) if you hold your shares in a stock brokerage account, call the toll-free number listed on the proxy card, if any; (3) if you hold your shares in a stock brokerage account, vote via the Internet as indicated on the proxy card; or (4) vote in person at the Annual Meeting.

By Order of the Board of Directors,

Charles Hood
General Counsel and Corporate Secretary
New York, New York
April 29, 2005
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. ALTERNATIVELY, YOU MAY BE ABLE TO SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TOUCH-TONE PHONE AS INDICATED ON THE PROXY CARD.

GENERAL INFORMATION
SOLICITATION OF PROXIES
VOTING
AVAILABILITY OF CERTAIN DOCUMENTS
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OTHER MATTERS

MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, New York 10005

PROXY STATEMENT FOR THE
2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 1, 2005

GENERAL INFORMATION
      This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (“Board” or “Board of Directors”) of MarketAxess Holdings Inc., a Delaware corporation (“MarketAxess,” the “Company,” “we” or “our”), to be used at our 2005 Annual Meeting of Stockholders scheduled for Wednesday, June 1, 2005, at 10:00 a.m., Eastern Daylight Time (“EDT”), at The New York Marriott Financial Center, 85 West Street, New York, New York 10006.
      This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are first being mailed to stockholders on or about May 2, 2005. Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the June 1, 2005 meeting.
      Holders of our common stock, par value $0.003 per share (the “Common Stock”), as of the close of business on April 19, 2005, will be entitled to notice of, and to vote at the Annual Meeting. On that date, there were 23,032,141 shares of our Common Stock issued and outstanding.
      We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you execute the attached proxy card, the individuals designated on that card will vote your shares according to your instructions. If any matter other than Proposals 1 or 2 listed in the Notice of Annual Meeting of Stockholders is presented at the Annual Meeting, the designated individuals will, to the extent permissible, vote all proxies in the manner that the Board may recommend or, in the absence of such recommendation, in the manner they perceive to be in the best interests of the Company.
      If you execute the enclosed proxy card but do not give instructions, your proxy will be voted as follows: FOR the election of the nominees for director named herein, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2005 and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to any other matters which properly come before the Annual Meeting.
      Information on how you may vote at the Annual Meeting (such as granting a proxy that directs how your shares should be voted, or attending the Annual Meeting in person), as well as how you can revoke a proxy, is contained in this Proxy Statement below under the headings Solicitation of Proxies and Voting.
SOLICITATION OF PROXIES
General
      The attached proxy card allows you to instruct the designated individuals how to vote your shares. You may vote in favor of, against, or abstain from voting on any proposal. In addition, with respect to Proposal 1 (the election of directors), you may, if you desire, indicate on the proxy card that you are not authorizing the designated individuals to vote your shares for one or more of the nominees.

Solicitation
      We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.
VOTING
Stockholders entitled to vote and shares outstanding
      You may vote your shares at the Annual Meeting only if you were a stockholder of record at the close of business on April 19, 2005 (the “Record Date”). As of the Record Date, 23,032,141 shares of our Common Stock were issued and outstanding.
How to vote

Submitting a proxy via mail, the Internet or telephone
      You may submit your proxy with voting instructions by mail by following the instructions set forth on the enclosed proxy card. Specifically, if you are a stockholder of record on the Record Date you may vote by mailing your proxy card, with voting instructions, to the address listed on your proxy card.
      If you hold your shares through a stock broker, nominee, fiduciary or other custodian, you may also be able to vote by calling the toll-free telephone number listed on your proxy card or visiting the website address listed on your proxy card. If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet. Votes submitted via the Internet or by telephone must be received by 11:59 p.m., EDT, on May 31, 2005 in order for them to be counted at the Annual Meeting.

Voting your shares in person at the Annual Meeting
      You may also attend the Annual Meeting and vote your shares in person by ballot. If you plan to attend the Annual Meeting you will need to bring proof of your ownership of our Common Stock as of the close of business on April 19, 2005, the Record Date. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on April 19, 2005. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.
Revoking a proxy
      A proxy that was submitted by mail may be revoked at any time before it is exercised by (1) giving written notice revoking the proxy to our General Counsel and Corporate Secretary at MarketAxess Holdings Inc., 140 Broadway, 42nd Floor, New York, NY 10005, (2) subsequently filing another proxy bearing a later date or (3) attending the Annual Meeting and voting in person by ballot.

      A proxy that was submitted via the Internet or by telephone may be revoked at any time before it is exercised by (1) executing a later-dated proxy card via the Internet or by telephone or (2) attending the Annual Meeting and voting in person by ballot.
      Your attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet, by telephone or by mail.
Broker authority to vote
      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the Annual Meeting, but you must obtain a proxy from the holder of record of your shares in order to vote in person at the Annual Meeting.
      If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the election of directors and ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.
Quorum
      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, permitting the Annual Meeting to conduct its business. Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes (as described above) will be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the Annual Meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).
Votes necessary to approve each proposal
      Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of directors. This means that the individuals who receive the highest number of votes will be elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting.
      Other Items. For each other item, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required for approval.
      Abstentions and broker non-votes will not be voted either in favor of or against any of the proposals. For the election of directors, which requires a plurality of the votes cast, votes withheld from one or more nominees will be excluded entirely from the vote and will have no effect on the outcome. For the ratification of our independent registered public accounting firm, which will be decided by the affirmative vote of a majority of the votes cast, abstentions will be counted for purposes of determining the number of votes cast on the proposal and will have the same effect as negative votes, but broker non-votes will not be counted as shares present and entitled to vote with respect to matters on which the broker has not expressly voted.

Certain stockholder-related matters
      We have not received notice of any stockholder proposals that may be properly presented at the Annual Meeting. For information regarding inclusion of stockholder proposals in our 2006 Annual Meeting, see the information in this Proxy Statement under the section heading Other Matters — Stockholder Proposals for 2006 Annual Meeting.
AVAILABILITY OF CERTAIN DOCUMENTS
Householding of Annual Meeting materials
      Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our Proxy Statement is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at MarketAxess Holdings Inc., 140 Broadway, 42nd Floor, New York, NY 10005 or 212-813-6000. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Additional information
      We are required to file annual, quarterly and current reports, proxy statements and other reports with the Securities and Exchange Commission (“SEC”). Copies of these filings are available through our Internet website at www.marketaxess.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the year ended December 31, 2004, without charge to any stockholder upon written or oral request to our Investor Relations Department at MarketAxess Holdings Inc., 140 Broadway, 42nd Floor, New York, NY 10005 or 212-813-6000.
PROPOSAL 1 — ELECTION OF DIRECTORS
      The first proposal to be voted on at the Annual Meeting is the election of directors. The directors will be elected for a term which begins at the 2005 Annual Meeting of Stockholders and ends at the 2006 Annual Meeting of Stockholders. Each director will hold office until such director’s successor has been elected and qualified, or until such director’s earlier resignation or removal.
Your vote
      If you sign the enclosed proxy card and return it to the Company, your proxy will be voted FOR all directors, for terms expiring in 2006, unless you specifically indicate on the proxy card that you are withholding authority to vote for one or more of the nominees.
      A plurality of the votes cast by stockholders entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Board recommendation
      The Board recommends that you vote “FOR” the election of each of the following nominees:
                                        Richard M. McVey
                                        Stephen P. Casper
                                        David G. Gomach
                                        Ronald M. Hersch
                                        Wayne D. Lyski
                                        Jerome S. Markowitz
                                        Nicolas S. Rohatyn
                                        John Steinhardt
      Each of these nominees is currently serving as a director on our Board, and each nominee has agreed to serve on the Board if he is elected. If any nominee is unable (or for whatever reason declines) to serve as a director at any time before the Annual Meeting, proxies may be voted for the election of a qualified substitute designated by the current Board, or else the size of the Board will be reduced accordingly.
      Biographical information about each of the nominees is included under Director information below.
Director information
      Our Board currently consists of nine directors, eight of whom are not our employees. It is currently anticipated that the size of the Board will be reduced by one person immediately prior to the Annual Meeting, as more fully described under — Non-continuing director below.
      At the recommendation of the Nominating Committee, the Board has nominated the persons named below to serve as directors of the Company for a term beginning at the 2005 Annual Meeting of Stockholders and ending at the 2006 Annual Meeting of Stockholders.

Richard M. McVey Director since April 2000	Richard M. McVey (45) has been President, Chief Executive Officer and Chairman of our Board of Directors since our inception. As an employee of J.P. Morgan & Co., one of our founding broker-dealers, Mr. McVey was instrumental in the founding of MarketAxess in April 2000. Prior to founding MarketAxess, Mr. McVey was Managing Director and Head of North America Fixed Income Sales at JPMorgan, where he managed the institutional distribution of fixed-income securities to investors, from 1996 until April 2000. In that capacity, he was responsible for developing and maintaining senior client relationships across all market areas, including fixed-income, equities, emerging markets, foreign exchange and derivatives. From 1992 to 1996, Mr. McVey led JPMorgan’s North America Futures and Options Business, including institutional brokerage, research, operations, finance and compliance. Mr. McVey received a B.A. in Finance from Miami (Ohio) University and an M.B.A. from Indiana University.

Stephen P. Casper Director since April 2004	Stephen P. Casper (55) is the Chief Executive Officer of Fischer Francis Trees & Watts, Inc., a specialist manager of U.S., global and international fixed income portfolios for institutional clients, a position he has held since April 2004. Mr. Casper joined Fischer Francis Trees & Watts as Chief Financial Officer in 1990 and was appointed Chief Operating Officer in May 2001. From 1984 until 1990, Mr. Casper was Treasurer of the Rockefeller Family Office. Mr. Casper is President and a director of FFTW Funds, Inc., a publicly traded mutual fund. Mr. Casper is a member of the board of The Depository Trust & Clearing Corporation, chairman of its Audit Committee, and a member of the board of its subsidiaries, the Depository Trust Company, the National Securities

Clearing Corporation, the Emerging Markets Clearing Corporation and the Fixed Income Clearing Corporation. Mr. Casper is a Certified Public Accountant and received a B.B.A. in accounting from Baruch College, where he graduated magna cum laude, Beta Gamma Sigma, and an M.S. in finance and accounting from The Wharton School at the University of Pennsylvania.

David G. Gomach Director since February 2005	David G. Gomach (46) held various positions at the Chicago Mercantile Exchange (CME) from 1987 until November 2004. From June 1997 until his retirement from the CME in November 2004, he served as Chief Financial Officer. From 1996 until 1997, Mr. Gomach served as Vice President, Internal Audit and Administration. Also, during his tenure at the CME, he was a Senior Director and Assistant Controller. Prior to joining the CME, Mr. Gomach held positions at Perkin-Elmer, Singer Corporation and Mercury Marine, a subsidiary of Brunswick Corporation. Mr. Gomach is a Certified Public Accountant and received a B.S. from the University of Wisconsin-LaCrosse and an M.B.A. from Roosevelt University.

Ronald M. Hersch Director since July 2000	Ronald M. Hersch (57) is a Senior Managing Director and Director of Futures and Fixed Income eCommerce for Bear, Stearns & Co. Inc., where he has been employed since 1992. He is responsible for directing the firm’s futures business as well as coordinating eCommerce activities and initiatives within the Fixed Income Division. Mr. Hersch has also served on the board of directors of Bond Desk Group LLC since August 2000. He is a former Chairman of the Futures Industry Association, where he now serves on the board of directors and Executive Committee. Mr. Hersch has previously served on the board of directors of the Chicago Board of Trade, and is a former Director of the National Futures Association, the self-regulatory organization responsible for futures industry oversight. He is also a member of the Chicago Mercantile Exchange, the New York Board of Trade and the Comex Division of the New York Mercantile Exchange. Mr. Hersch received a B.A. from Long Island University.

Wayne D. Lyski Director since April 2004	Wayne D. Lyski (63) has been a hedge fund manager with Lee Munder Capital Group since April 2004. From 1983 until January 2004, Mr. Lyski held a series of positions at Alliance Capital Management, most recently as Executive Vice President from January 1995 until January 2004. From January 1995 until June 2002, Mr. Lyski was also Chairman and Chief Investment Officer of Alliance Capital Management’s fixed income division. Mr. Lyski is a former member of the Treasury Department’s Borrowing Advisory Committee and was inducted into the Fixed Income Analysts Society’s Hall of Fame in 1998. Mr. Lyski received a B.A. with high honors from Seattle Pacific University and an M.B.A. from The Wharton School at the University of Pennsylvania.

Jerome S. Markowitz Director since March 2001	Jerome S. Markowitz (65) has been actively involved in managing a private investment portfolio since 1998. Prior to that, Mr. Markowitz was Director of Capital Markets for Montgomery Securities from 1987 to 1998, a Managing Director at Rothchilds Securities Inc. from 1986 to 1987, and a Senior Managing Director at Prudential Bache from 1983 to 1986.

Nicolas S. Rohatyn Director since April 2000	Nicolas S. Rohatyn (44) has been the Chief Executive Officer and Chief Investment Officer of TRG Management L.P., the investment manager of the TRG Global Opportunity Master Fund, Ltd., since March 2003. From 1982 until 2001, Mr. Rohatyn held a series of positions at JPMorgan, most recently as Executive Director of JPMorgan and Co-Head of LabMorgan from March 2000 until September 2001 and as Managing Director and co-Head of Global Fixed Income from January 1999 until March 2000. Mr. Rohatyn was also a member of the executive management team at JPMorgan from January 1995 until December 2000. Mr. Rohatyn founded the Emerging Markets Traders Association in 1990 and he served as its Chairman from then until 1994. He currently serves on the board of The Alvin Ailey American Dance Theatre. Mr. Rohatyn received a B.A. in Economics from Brown University.

John Steinhardt Director since April 2000	John Steinhardt (51) has been the Chief Executive Officer and the Chief Information Officer of Spectrum Investment Management since April 2005. Until October 2004, Mr. Steinhardt was Head of North American Credit Markets for JP Morgan Chase & Co. and a member of the Management Committee of the Investment Banking Division of JP Morgan Chase & Co. Prior to the merger of J.P. Morgan & Co. and the Chase Manhattan Bank, Mr. Steinhardt was the Head of U.S. Securities at Chase Securities Inc. and a member of the Management Committee from 1996 to 2000. Mr. Steinhardt received a B.S. in Economics from St. Lawrence University and an M.B.A from Columbia University.
Non-continuing director
      William Cronin (52) has served as a director of MarketAxess since February 2003. Mr. Cronin is a Managing Director and Chief Administrative Officer for High-Grade Credit at Lehman Brothers Inc., a position he has held since September 2001. Prior to that, Mr. Cronin held various positions in taxable fixed-income sales at Lehman Brothers since joining the firm in 1977. Mr. Cronin received an A.B. from Princeton University.
      Mr. Cronin has informed the Board that he does not intend to stand for re-election when his current term ends at the Annual Meeting and the Board has declined to designate a nominee to succeed him. Accordingly, the Board will reduce the size of the Board by one person immediately prior to the Annual Meeting and eight members will be elected at the Annual Meeting.
How nominees to our Board are selected
      Candidates for election to our Board of Directors are nominated by our Nominating Committee (the “Nominating Committee”) and ratified by our full Board of Directors for nomination to the stockholders. The Committee operates under a charter, which is available on our corporate website at www.marketaxess.com. You will also find the charter of the Nominating Committee attached as Appendix C to this Proxy Statement.
      The Nominating Committee will give due consideration to candidates recommended by stockholders. Stockholders may recommend candidates for the Nominating Committee’s consideration by submitting such recommendations directly to the Nominating Committee by mail or electronically. In making recommendations, stockholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph. However, just because a recommended individual meets the minimum qualification standards does not imply that the Nominating Committee will necessarily nominate the person so recommended by a stockholder. The Nominating Committee may engage outside search firms to assist in identifying or evaluating potential nominees. We did not employ outside search firms or pay fees to other third parties in connection with seeking or evaluating any of the Board nominee candidates or any potential Board nominee candidate.

      The Nominating Committee believes that the minimum qualifications for serving on our Board are that a nominee have substantial experience working as an executive officer for, or serving on the board of, a public company, or that he or she demonstrates by significant accomplishment in another given field of endeavor, an ability to make a meaningful contribution to the oversight and governance of a company having a scope and size similar to our Company. A director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity. All directors should possess a basic understanding of financial matters; have an ability to review and understand the Company’s financial and other reports; and be able to discuss such matters intelligently and effectively. He or she also needs to exhibit qualities of independence in thought and action. A candidate should be committed first and foremost to the interests of the stockholders of the Company. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board.
Board committees
      The Audit Committee of our Board of Directors reviews, acts on and reports to our Board of Directors with respect to various auditing and accounting matters, including the recommendation of our independent registered public accounting firm, the scope of the annual audits, the fees to be paid to the independent registered public accounting firm, the performance of the independent registered public accounting firm and our accounting practices. The Audit Committee currently consists of Messrs. Casper (Chair), Gomach and Markowitz. Mr. Lyski resigned from the Audit Committee immediately after the conclusion of the Audit Committee meeting held on April 26, 2005 and the Board reduced the size of the Audit Committee to three members. The Board of Directors has determined that each member of the Audit Committee is an independent director in accordance with NASDAQ listing standards and that Mr. Casper and Mr. Gomach are both Audit Committee financial experts, as defined by SEC guidelines and as required by the applicable NASDAQ listing standards.
      The Compensation Committee of the Board of Directors recommends, reviews and oversees the salaries, benefits and stock option plans for our employees, consultants, directors and other individuals whom we compensate. The Compensation Committee also administers our compensation plans. The Compensation Committee currently consists of Messrs. Lyski and Rohatyn. The Board of Directors has determined that each member of the Compensation Committee is an independent director in accordance with NASDAQ listing standards.
      The Nominating Committee of the Board of Directors will select nominees for director positions to be recommended by our Board of Directors for election as directors and for any vacancies in such positions. The Nominating Committee currently consists of Messrs. Casper and Rohatyn. The Board of Directors has determined that each member of the Nominating Committee is an independent director in accordance with NASDAQ listing standards.
Meetings and attendance
      During the year ended December 31, 2004, the full Board held four meetings; the Audit Committee held one meeting following its formation in October 2004; the Compensation Committee held three meetings; and the Nominating Committee did not meet. We expect each director to attend each meeting of the full Board and of committees on which he serves and to attend the annual meeting of stockholders. All directors attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served.
Communicating with our Board members
      Although our Board of Directors has not adopted a formal process for stockholder communications with the Board, we make every effort to ensure that the views of stockholders are heard by the Board or by individual directors, as applicable, and we believe that this has been an effective process to date. Stockholders may communicate with the Board by sending a letter to the MarketAxess Holdings Inc. Board of Directors, c/o General Counsel, 140 Broadway, 42nd Floor, New York, New York 10005. The General Counsel will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the General

Counsel has the authority to discard or disregard any communication which is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.
      In addition, any person, whether or not an employee, who has a concern about the conduct of the Company or our employees, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern in writing by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, at our corporate headquarters address, which is 140 Broadway, 42nd Floor, New York, New York 10005, or electronically, at our corporate website, www.marketaxess.com under the heading Investors — Board of Directors — Confidential Ethics Web Form.
Director compensation
      Other than Richard M. McVey, who is our only director who is also an employee, each director receives an annual retainer equal to $25,000 plus $5,000 for each committee of our Board of Directors for which he serves as chairman. In addition, each non-employee director receives $1,000 for each meeting of our Board of Directors, or a committee of our Board of Directors, which he attends. Upon the completion of our initial public offering in November 2004, we granted options to purchase 30,000 shares of our Common Stock to each non-employee director at an exercise price of $11.00, which options will vest in two equal installments on the six-month and one-year anniversaries of the date of grant. In the future, we expect to continue to compensate our non-employee directors with a combination of cash and grants of stock or stock options.
Corporate governance documents
      The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Both the Code of Conduct and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, as well as any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, can be accessed in the Investors — Corporate Governance section of our website at www.marketaxess.com. You may also obtain a copy of these documents by writing to MarketAxess Holdings Inc., 140 Broadway, 42nd Floor, New York, New York 10005, Attention: Investor Relations.
      Copies of the charters of our Board’s Audit Committee, Compensation Committee and Nominating Committee are attached as Appendix A, Appendix B and Appendix C, respectively, to this Proxy Statement. In addition, copies of these charters, as well as copies of the Company’s certificate of incorporation and bylaws, can also be accessed in the Investors — Corporate Governance section of our website.
PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of our Board has appointed the firm of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2005, and the Board is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Your vote
      Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the ratification of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2005. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.
Board recommendation
The Board recommends that you vote “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.
Information about our independent registered public accounting firm
      PwC has audited our consolidated financial statements each year since our formation in 2000. Representatives of PwC will be present at our Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions from stockholders.
Audit and other fees
      The aggregate fees billed by our independent registered public accounting firm for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the years ended December 31, 2004 and 2003, the audit of our broker-dealer subsidiaries’ annual financial statements, the reviews of the consolidated financial statements included in the SEC filings relating to our initial public offering, including services related thereto such as consents, and assistance with and review of documents filed with the SEC and other regulatory bodies, as well as fees paid to PwC for tax compliance and planning and other services, are set forth below.
      The Audit Committee, or a designated member thereof, pre-approves 100% of all audit, audited-related, tax, and other services rendered by PwC to the Company or its subsidiaries.
      Immediately following the completion of each fiscal year, the Company’s independent registered public accounting firm shall submit to the Audit Committee (and the Audit Committee shall request from the independent registered public accounting firm), as soon as possible, a formal written statement describing: (i) the independent registered public accounting firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent registered public accounting firm and the Company, including at least the matters set forth in Independence Standards Board No. 1 (Independence Discussion with Audit Committees), in order to assess the independent registered public accounting firm’s independence.
      Immediately following the completion of each fiscal year, the independent registered public accounting firm also shall submit to the Audit Committee (and the Audit Committee shall request from the independent registered public accounting firm), a formal written statement of the fees billed by the independent registered public accounting firm to the Company in each of the last two fiscal years for each of the following categories of services rendered by the independent registered public accounting firm: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent registered public accounting firm, in the aggregate and by each service.

      The following table shows information about fees paid by the Company to PwC during the fiscal years ended December 31, 2004 and 2003:

Fee Category	2004	2003

Audit Fees(1)	$1,323,971	$206,497
Tax Fees(2)	280,614	189,366
Audit Related Fees	0	0
All Other Fees	1,629	1,521

Total	$1,606,214	$397,384

(1)	The aggregate fees incurred include amounts for the audit of the Company’s consolidated financial statements, the audit of our broker-dealer subsidiaries’ annual financial statements, the reviews of the consolidated financial statements included in the SEC filings related to our initial public offering, including services related thereto such as consents, and assistance with and review of documents filed with the SEC and other regulatory bodies.

(2)	The aggregate fees incurred for tax services include amounts in connection with tax compliance and tax consulting services.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee currently consists of Messrs. Casper (Chair), Gomach, Lyski and Markowitz. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of NASDAQ and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is financially literate, in other words, is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, as required by NASDAQ rules. In addition, the Board has determined that both Mr. Casper and Mr. Gomach satisfy the NASDAQ rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that both Mr. Casper and Mr. Gomach are “financial experts” as defined by the SEC.
      The Audit Committee appoints our independent registered public accounting firm, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between the Company and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. A copy of the Audit Committee charter is attached as Appendix A to this Proxy Statement and is available in the Investors — Corporate Governance section of the Company’s website.
      During fiscal year 2004, the Audit Committee met once following its formation in October 2004. The Company’s senior financial management and independent registered public accounting firm were in attendance at such meeting. At such meeting, the Audit Committee conducted a private session with the independent registered public accounting firm, without the presence of management.
      The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles, and relies upon the Company’s independent registered public accounting firm to review or audit, as applicable, such financial statements in accordance with generally accepted auditing standards.

      We have reviewed and discussed with senior management the Company’s audited financial statements for the year ended December 31, 2004, included in the Company’s 2004 Annual Report on Form 10-K. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.
      In discharging our oversight responsibility as to the audit process, we have discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, (“SAS 61”). SAS 61 requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including: (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.
      We have obtained from PwC a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to any relationship between PwC and the Company that in PwC’s professional judgment may reasonably be thought to bear on independence. PwC has discussed its independence with us, and has confirmed in its letter to us that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.
      Based upon the foregoing review and discussions with our independent registered public accounting firm and senior management of the Company, we have recommended to our Board that the financial statements prepared by the Company’s management and audited by its independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. The Committee also has appointed PwC as the Company’s independent registered public accounting firm for 2005.
      As specified in its Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management and independent registered public accounting firm. In discharging our duties as a Committee, we have relied on (i) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Submitted by the Audit Committee of the
Company’s Board of Directors

Stephen P. Casper — Chair
David G. Gomach
Wayne D. Lyski
Jerome S. Markowitz
April 26, 2005

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 19, 2005 by (i) each person or group of affiliated persons known by us to beneficially own more than five percent of our Common Stock, (ii) each of our directors and nominees for director, (iii) our Named Executive Officers and (iv) all of our directors and executive officers as a group.
      The following table gives effect to the shares of Common Stock issuable within 60 days of April 19, 2005 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended, and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 23,032,141 shares of Common Stock outstanding at April 19, 2005. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our Common Stock that he, she or it beneficially owns.
      Unless otherwise indicated, the address of each beneficial owner listed below is c/o MarketAxess Holdings Inc., 140 Broadway, 42nd Floor, New York, New York 10005.

	Number of	Percentage of
	Shares	Common
	Beneficially	Stock
	Owned	Outstanding

5% Stockholders
Banc of America Technology Investments, Inc.(1)	1,863,437	7.91%
BancBoston Capital, Inc.(2)	13,527	*
Total for entities affiliated with Bank of America Corporation	1,876,964	7.97%

Bear Market Axess Corp.(3)	2,378,703	9.99%

Credit Suisse First Boston(4)	2,378,703	9.99%

Deutsche Bank AG(5)	2,377,671	9.99%

J.P. Morgan Partners (23A SBIC), L.P.(6)	1,578,703	6.63%
LabMorgan Corporation(7)	1,578,703	6.63%
Total for entities affiliated with J.P. Morgan Chase & Co.	2,378,703	9.99%

LB I Group Inc.(8)	2,378,703	9.99%

Directors and Named Executive Officers
Richard M. McVey(9)	2,329,312	9.78%
Iain N. Baillie(10)	189,866	*
James N. B. Rucker(11)	172,871	*
Nicholas Themelis(12)	51,668	*
Michael H. Ziegelbaum(13)	350,746	1.50%
Stephen P. Casper(14)	5,000	*
William Cronin	—	*
Ronald M. Hersch(15)	5,000	*
David G. Gomach(16)	—	*
Wayne D. Lyski(14)	5,000	*
Jerome S. Markowitz(17)	22,848	*
Nicolas S. Rohatyn(18)	13,334	*
John Steinhardt(14)	5,000	*
All Directors and Executive Officers as a Group (14 persons)(19)	3,160,645	12.88%

*	Less than 1%

(1)	Information regarding Banc of America Technology Investments, Inc. was obtained from a Schedule 13G filed by Banc of America Technology Investments, Inc. with the SEC. Consists of

1,333,334 shares of Common Stock and 530,103 shares of Common Stock issuable pursuant to a warrant that is presently exercisable. The principal business address of Banc of America Technology Investments, Inc. is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(2)	Information regarding BancBoston Capital, Inc. was obtained from a Schedule 13G filed by BancBoston Capital, Inc. with the SEC. BancBoston Capital, Inc. is an indirect wholly-owned subsidiary of Bank of America Corporation. The principal business address of BancBoston Capital, Inc. is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(3)	Information regarding Bear Market Axess Corp. was obtained from a Schedule 13G filed by Bear Market Axess Corp. with the SEC. Consists of 1,600,000 shares of Common Stock and an aggregate of 778,703 shares of Common Stock issuable pursuant to any combination of non-voting common stock that is presently convertible and a warrant that is presently exercisable. Excludes an aggregate of 218,582 shares from any combination of the remaining portion of the non-voting common stock and the remaining portion of this warrant, because the terms of the non-voting common stock and the warrant contain a limitation on acquiring shares of Common Stock if the conversion or exercise would result in the holder beneficially owning more than 9.99% of our outstanding Common Stock. In total, 425,317 shares of non-voting common stock are owned by the holder and 571,968 shares are subject to the warrant. Bear Market Axess Corp. is an indirect wholly-owned subsidiary of The Bear Stearns Companies Inc. The principal business address of Bear Market Axess Corp. is 383 Madison Avenue, New York, NY 10179.

(4)	Information regarding Credit Suisse First Boston was obtained from a Schedule 13G filed by Credit Suisse First Boston with the SEC. Consists of 1,600,000 shares of Common Stock and an aggregate of 778,703 shares of Common Stock issuable pursuant to any combination of non-voting common stock that is presently convertible and a warrant that is presently exercisable. Excludes an aggregate of 725,780 shares from any combination of the remaining portion of the non-voting common stock and the remaining portion of this warrant, because the terms of the non-voting common stock and the warrant contain a limitation on acquiring shares of Common Stock if the conversion or exercise would result in the holder beneficially owning more than 9.99% of our outstanding Common Stock. In total, 539,725 shares of non-voting common stock are owned by the holder and 964,758 shares are subject to the warrant. Credit Suisse First Boston (the “Bank”), a Swiss bank, owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse First Boston, Inc. (“CSFBI”), a Delaware corporation. The ultimate parent company of the Bank and CSFBI, and the direct owner of the remainder of the voting stock of CSFBI, is Credit Suisse Group (“CSG”), a corporation formed under the laws of Switzerland. The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of CSFBI’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010. Does not include 9,664 shares of Common Stock held by Ares Leveraged Investment Fund, L.P. and 9,664 shares of Common Stock held by Ares Leveraged Investment Fund II, L.P. An affiliate of CSG is a limited partner of each of these limited partnerships. CSG disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein.

(5)	Information regarding Deutsche Bank AG was obtained from a Schedule 13G filed by Deutsche Bank AG with the SEC. Consists of 1,609,300 shares of Common Stock and an aggregate of 768,371 shares of Common Stock issuable pursuant to any combination of non-voting common stock that is presently convertible and a warrant that is presently exercisable. Excludes an aggregate of 452,445 shares from any combination of the remaining portion of the non-voting common stock and the remaining portion of this warrant, because the terms of the non-voting common stock and the warrant contain a limitation on acquiring shares of Common Stock if the conversion or exercise would result in the holder beneficially owning more than 9.99% of our outstanding Common Stock. In total, 425,317 shares of non-voting common stock are owned by the holder and 795,499 shares are subject to the warrant. DB Capital, Inc. is an indirect wholly-owned subsidiary of Deutsche Bank AG. The principal business address of Deutsche Bank AG is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany.

(6)	Information regarding J.P. Morgan Partners (23A SBIC), L.P. was obtained from a Schedule 13G filed by J.P. Morgan Partners (23A SBIC), L.P. with the SEC. Consists of 800,000 shares of Common Stock and 778,703 shares of Common Stock issuable pursuant to non-voting common stock that is presently convertible. Excludes the remaining 446,614 shares of the non-voting common stock, because the terms of the non-voting common stock contain a limitation on acquiring shares of Common Stock if the conversion would result in the holder beneficially owning more than 9.99% of our outstanding Common Stock. The general partner of J.P. Morgan Partners (23A SBIC), L.P. is J.P. Morgan Partners (23A SBIC Manager), Inc., an indirect wholly-owned subsidiary of JPMorgan Chase & Co. The principal business address of J.P. Morgan Partners (23A SBIC), L.P. is 1221 Avenue of the Americas, New York, NY 10020.

(7)	Information regarding LabMorgan Corporation was obtained from a Schedule 13G filed by LabMorgan Corporation with the SEC. Consists of 800,000 shares of Common Stock and an aggregate of 778,703 shares of Common Stock issuable pursuant to any combination of non-voting common stock that is presently convertible and a warrant that is presently exercisable. Excludes an aggregate of 1,815,267 shares from any combination of the remaining portion of the non-voting common stock and the remaining portion of this warrant, because the terms of the non-voting common stock and the warrant contain a limitation on acquiring shares of Common Stock if the conversion or exercise would result in the holder beneficially owning more than 9.99% of our outstanding Common Stock. In total, 1,360,337 shares of non-voting common stock are owned by the holder and 1,233,633 shares are subject to the warrant. LabMorgan Corporation is a direct wholly-owned subsidiary of JPMorgan Chase & Co. The principal business address of LabMorgan Corporation is 1221 Avenue of the Americas, New York, NY 10020.

(8)	Information regarding LB I Group Inc. was obtained from a Schedule 13G filed by LB I Group Inc. with the SEC. Consists of 1,600,000 shares of Common Stock and an aggregate of 778,703 shares of Common Stock issuable pursuant to any combination of non-voting common stock that is presently convertible and a warrant that is presently exercisable. Excludes an aggregate of 550,655 shares from any combination of the remaining portion of the non-voting common stock and the remaining portion of this warrant, because the terms of the non-voting common stock and the warrant contain a limitation on acquiring shares of Common Stock if the conversion or exercise would result in the holder beneficially owning more than 9.99% of our outstanding Common Stock. In total, 425,317 shares of non-voting common stock are owned by the holder and 904,041 shares are subject to the warrant. LB I Group Inc. is an indirect wholly-owned subsidiary of Lehman Brothers Holdings Inc. The principal business address of LB I Group Inc. is 745 Seventh Avenue, New York, NY 10019.

(9)	Consists of (i) 979,716 shares of Common Stock owned by Mr. McVey individually; (ii) 30,000 shares of restricted stock; (iii) 794,442 shares of Common Stock issuable pursuant to stock options granted to Mr. McVey that are or become exercisable within 60 days; and (iv) 525,154 shares of Common Stock owned of record by a trust for the benefit of Mr. McVey and his family members. Does not include 358,332 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days.

(10)	Consists of (i) 10,000 shares of restricted stock; and (ii) 179,866 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. Does not include 130,134 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days.

(11)	Consists of (i) 53,434 shares of Common Stock; (ii) 7,500 shares of restricted stock; and (iii) 111,937 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. Does not include 43,064 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days.

(12)	Consists of (i) 10,000 shares of restricted stock; and (ii) 41,668 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. Does not include 98,332 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days.

(13)	Consists of (i) 10,000 shares of restricted stock; and (ii) 340,746 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. Does not include 72,589 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days.

(14)	Consists of 5,000 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. Does not include 5,000 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days.

(15)	Consists of 5,000 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. Does not include 5,000 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days. Also does not include shares of Common Stock and other MarketAxess securities held by Bear Market Axess Corp., a wholly-owned subsidiary of The Bear Stearns Companies Inc., as Mr. Hersch does not have voting or dispositive power with respect to such shares. Mr. Hersch disclaims beneficial ownership of such shares.

(16)	Does not include 5,000 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days.

(17)	Consists of (i) 2,707 shares of Common Stock held by Mr. Markowitz individually; (ii) 13,334 shares of Common Stock issuable pursuant to stock options granted to Mr. Markowitz that are or become exercisable within 60 days; and (iii) 6,807 shares of Common Stock held by Mr. Markowitz in joint tenancy with his spouse. Does not include 5,000 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days.

(18)	Consists of 13,334 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. Does not include 5,000 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days.

(19)	Consists of (i) 1,567,818 shares of Common Stock; (ii) 77,500 shares of restricted stock; and (iii) 1,515,327 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. Does not include 1,002,451 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days.
EXECUTIVE OFFICERS
Executive officers and key employees
      Set forth below is information concerning our executive officers and key employees as of April 19, 2005.

Name	Age	Position

Executive Officers
Richard M. McVey	45	President, Chief Executive Officer and Chairman of the Board of Directors
Thomas M. Thees	44	Chief Operating Officer
Iain N. Baillie	52	Head of MarketAxess Europe
James N.B. Rucker	48	Chief Financial Officer
Nicholas Themelis	41	Chief Information Officer
Michael H. Ziegelbaum	47	Head of Sales and Business Development
Key Employees
Cordelia Boise	40	Head of Human Resources
Barry N. Goldenberg	45	Head of Product Management and Development
Charles R. Hood	56	General Counsel and Secretary
Trevor A. Murphy	37	Chief Systems Architect
Richard J. Schiffman	39	Head of Information Services

      Richard M. McVey has been President, Chief Executive Officer and Chairman of our Board of Directors since our inception. See “Proposal 1 — Election of Directors — Director information” for a discussion of Mr. McVey’s business experience.
      Thomas M. Thees has been Chief Operating Officer since February 2005, with primary responsibility for running our North American Credit Operations. Prior to joining us, Mr. Thees served from 2000 to February 2005 as a Managing Director and Head of Investment Grade Trading North America at Morgan Stanley. From 1988 to 2000, Mr. Thees served in a variety of trading and origination roles at Morgan Stanley, most notably as Head of Primary and Secondary medium term note trading. Prior to his tenure at Morgan Stanley, Mr. Thees held various positions at Goldman Sachs and Citibank. Mr. Thees was the Chairman of the Investment Grade Committee at The Bond Market Association from 2000 to 2005. He also served on The Bond Market Association’s Board of Directors from 2000 to 2002. Mr. Thees received an A.B. in International Relations from Georgetown University, where he was a George F. Baker Scholar.
      Iain N. Baillie has been Head of MarketAxess Europe since March 2003, with primary responsibility for running our European business. Prior to joining us, Mr. Baillie served as a Managing Director and Head of European Investment Grade Credit Trading at Citibank/Schroder Salomon Smith Barney (Citibank/ SSSB) from March 1998 to March 2003. From August 1996 to March 1998, Mr. Baillie was Head of the Sterling trading desk at Citibank/ SSSB. Prior to his tenure at Citibank/ SSSB, Mr. Baillie co-founded and was a management team member of Luthy Baillie Dowsett & Pethick, a research-driven agency brokerage firm that specialized in less liquid credit instruments.
      James N.B. Rucker has been Chief Financial Officer since June 2004. From our formation in April 2000 through June 2004, Mr. Rucker was Head of Finance and Operations, with responsibility for finance and certain client and dealer services. From January 1995 to April 2000, Mr. Rucker was Vice President and Head of International Fixed Income Operations at Chase Manhattan Bank, where he was responsible for the settlement of international securities and loan, option and structured trades. He also was a Director of the Emerging Markets Clearing Corporation from 1999 to 2000. Mr. Rucker received a B.S. in Economics and Politics from Bristol University, England.
      Nicholas Themelis has been Chief Information Officer since March 2005. From June 2004 through February 2005, Mr. Themelis was Head of Technology and Product Delivery. From March 2004 to June 2004, Mr. Themelis was Head of Product Delivery. Prior to joining us, Mr. Themelis was a Principal at Promontory Group, an investment and advisory firm focused on the financial services sector, from November 2003 to March 2004. From March 2001 to August 2003, Mr. Themelis was a Managing Director, Chief Information Officer for North America and Global Head of Fixed Income Technology at Barclay’s Capital. From March 2000 to March 2001, Mr. Themelis was the Chief Technology Officer and a member of the board of directors of AuthentiDate Holdings Corp., a start-up focused on developing leading edge content and encryption technology. Prior to his tenure at AuthentiDate, Mr. Themelis spent nine years with Lehman Brothers, most recently as Senior Vice President and Global Head of the E-Commerce Technology Group.
      Michael H. Ziegelbaum has been Head of Sales and Business Development since November 2000. From October 1999 to November 2000, Mr. Ziegelbaum was general partner of New Venture Partners, LLC, an investment partnership focusing on enterprise software and information technology companies. From March 1996 to October 1999, Mr. Ziegelbaum was a Principal at Morgan Stanley, where he focused on the distribution of fixed-income and interest rate derivative products. Mr. Ziegelbaum began his career at KPMG LLP, where he was a Certified Public Accountant. Mr. Ziegelbaum received a B.B.A. in Accounting/ Finance from Pace University and an M.B.A. in Finance from the Stern School of Business at New York University.
      Cordelia Boise has been Head of Human Resources since February 2002. Prior to joining us, Ms. Boise was a Human Resources Consultant to BrokerTec USA LLC, which operates a government securities electronic inter-dealer broker, from December 2001 to February 2002. From December 2000 to December 2001, Ms. Boise was Director of Human Resources at BondBook Holdings, LLC. From September 1995 to December 2000, Ms. Boise was Director of Human Resources at Arrow Electronics, Inc., an electronic components and computer products distributor. Ms. Boise graduated cum laude with a B.A. in Psychology from Lehigh University and holds a Certificate in Human Resource Management from New York University.

      Barry N. Goldenberg has been Head of Product Management and Development since January 2003, with responsibility for all secondary trading credit products in North America. In January 2004, his role was augmented to include new issues. From the time he joined us in March 2001, Mr. Goldenberg has had a variety of responsibilities, including managing our U.S. high-grade secondary trading business, assisting in the design of our electronic trading platform and managing client relationships. Prior to joining us, Mr. Goldenberg spent 12 years at JPMorgan as a bond trader, ultimately serving as head of the high-grade trading desk. Mr. Goldenberg received a B.A. in Economics from the University of Rochester and an M.B.A. in Finance and Accounting from the University of Chicago’s Graduate School of Business.
      Charles R. Hood has been General Counsel since September 2001 and is responsible for all legal and regulatory matters affecting our affiliates and us. Prior to joining us, Mr. Hood was Senior Vice President and Senior Equities Counsel for the Equities division at Lehman Brothers Inc. from September 1998 to August 2001. At Lehman Brothers, he managed a department responsible for providing legal, regulatory and compliance support to a wide range of domestic and international securities units and also advised the Equities e-commerce group regarding strategic investments. Prior to his tenure at Lehman Brothers, Mr. Hood was General Counsel and Chief Legal Officer for the Instinet Group of equity securities electronic trading companies from December 1985 until August 1998. Mr. Hood began his legal career at Cadwalader, Wickersham & Taft in New York City, where he specialized in general corporate and securities law. Mr. Hood received an A.B. from the College of William & Mary, an M.B.A. from the Northwestern University Graduate School of Management and a J.D. from Notre Dame Law School.
      Trevor A. Murphy has been Chief Systems Architect since joining us in March 2001, with responsibility for our global technology direction and the design and development of our trading systems. Prior to joining us, Mr. Murphy served as Vice President and Chief Architect at Trading Edge, Inc. from September 1998 to March 2001. Mr. Murphy has over 15 years’ experience as a systems architect developing and deploying large-scale, technologically advanced systems. Previously, Mr. Murphy served in a wide variety of senior consulting roles at Microsoft, Barclays Global Investors, Charles Schwab, KPMG and Fidelity Investments. Mr. Murphy received a B.Eng. in Micro Electronics and a B.S. in Mathematics from Trinity College in Dublin, Ireland.
      Richard J. Schiffman has been Head of Information Services since March 2002, with responsibility for developing and delivering content and data to our broker-dealer and institutional client base. Prior to that, Mr. Schiffman was our Chief Technology Officer from our formation in April 2000 until March 2002. Immediately prior to joining us, Mr. Schiffman was Vice President and Manager of Fixed Income Research Technology at JPMorgan, where he was employed in a variety of positions from March 1992 to April 2000. Mr. Schiffman received a B.A. in Economics from Rutgers University and an M.B.A. in Finance and Information Systems from the Stern School of Business at New York University.
Employment agreements with our Named Executive Officers

Richard M. McVey employment agreement
      In March 2004, we entered into an employment agreement with Richard M. McVey, which supersedes the prior employment letter he entered into with us. The agreement provides that Mr. McVey will be employed by us as President, Chief Executive Officer and Chairman of the Board of Directors, and his employment may be terminated by him or by us at any time. Mr. McVey’s annual base salary under the letter is $300,000 per year. Mr. McVey is also eligible to receive an annual bonus in accordance with the MarketAxess Holdings Inc. 2004 Annual Performance Incentive Plan and is entitled to participate in all benefit plans and programs available to our other senior executives, at a level commensurate with his position.
      If Mr. McVey’s employment is terminated outside the “change in control protection period” (as defined in the agreement and below), other than by Mr. McVey voluntarily without “good reason,” or by us as a result of a “cause event” (as each such term is defined in the agreement), subject to Mr. McVey’s execution of a general release of claims, Mr. McVey will:

•	continue to be paid his annual rate of base salary for a period of twelve months after termination;

•	receive an amount equal to the average cash bonus Mr. McVey received from us for the prior three completed calendar years, payable in twelve approximately equal monthly installments; and

•	continue to receive health coverage for himself (and eligible dependents), if he so elects, for up to twelve months after such termination.
      If Mr. McVey’s employment is terminated within three months prior to, or on or within eighteen months after, a “change in control” (as defined in our 2004 Stock Incentive Plan) (the “change in control protection period”) other than:

•	by Mr. McVey voluntarily without “good reason,”

•	as a result of Mr. McVey’s death, or

•	by us as a result of a “cause event,”
in lieu of the foregoing payments and benefits, and subject to Mr. McVey’s execution of a general release of claims, Mr. McVey will:

•	continue to be paid his annual rate of base salary for a period of twenty-four months after termination;

•	receive an amount equal to two times the average cash bonus Mr. McVey received from us for the prior three completed calendar years, payable in twenty-four approximately equal monthly installments; and

•	continue to receive health coverage for himself (and eligible dependents) at our expense, if he so elects, for up to eighteen months after such termination.
      Mr. McVey is under no obligation to seek other employment and there will be no offset against any amounts payable to Mr. McVey as a result of his termination of employment on account of any remuneration he receives that is attributable to any subsequent employment.
      Mr. McVey will continue to be subject to the confidential information, intellectual property and non-competition agreement that he previously executed. The terms of this agreement provide, in part, that Mr. McVey will not compete with us through his participation in any business in competition with any business conducted by us or any business we propose to conduct until one year after the termination of his employment or service relationship with us.
      In the event any payments or benefits made by us to Mr. McVey become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. McVey will be paid a reduced amount equal to one dollar less than the amount that would be subject to the excise tax. The reduction will occur only if the reduced amount, taking into account the payment of all applicable federal, state and local income taxes, is greater than the amount Mr. McVey would receive after payment of the excise tax, and all other applicable federal, state and local income taxes on such payments and benefits.

Thomas M. Thees employment arrangements
      The Company issued Thomas Thees an offer letter to become the Company’s Chief Operating Officer, which Mr. Thees accepted on February 8, 2005. Pursuant to the terms of the offer letter, Mr. Thees will receive a base salary of $200,000 annually and is guaranteed a bonus of $600,000 for the year ending December 31, 2005. His targeted bonus range for the year ending December 31, 2005 is $600,000 to $900,000. In addition, Mr. Thees received (i) a stock option award to purchase 225,000 shares of the Company’s Common Stock, which will vest over a three-year period beginning on the grant date; (ii) a restricted stock award of 10,000 shares of the Company’s Common Stock, which is subject to performance-accelerated vesting provisions; and (iii) a stock option award to purchase 40,000 shares of the Company’s Common Stock, which will vest over a three-year period beginning on January 1, 2006.

      If Mr. Thees’ employment is terminated by the Company other than for “cause” (as defined in the agreement) prior to the payout date of his 2006 bonus and within six months after a “change in control” (as defined in our 2004 Stock Incentive Plan), Mr. Thees will receive: (i) any portion of his 2005 and 2006 annual base compensation not yet paid; (ii) the guaranteed bonus described above to the extent not paid; (iii) a lump sum equal to $400,000; and (iv) continued payment of COBRA premiums for as long as Mr. Thees receives the payments described in subsection (i) above, but only if Mr. Thees is eligible for, and elects, COBRA coverage.
      Mr. Thees is also subject to the Company’s confidential information, intellectual property and non-competition agreement.

Iain N. Baillie employment agreement
      We have entered into an employment agreement with Iain Baillie, Head of MarketAxess Europe. The agreement provides that Mr. Baillie will receive a base salary of £140,000 and that the payment of any bonus is in our absolute discretion. Mr. Baillie was guaranteed a minimum bonus of £250,000 for 2003, but there are no other guaranteed bonuses in the agreement. Mr. Baillie was granted an option to purchase 200,000 shares of our Common Stock at an exercise price of $2.70 per share in accordance with the terms of our 2001 Stock Incentive Plan. The employment agreement also provided for a second option grant in the event certain performance goals were obtained. Mr. Baillie was granted an option to purchase 75,000 shares of our Common Stock at an exercise price of $13.95 per share in connection therewith. Unless terminated for “cause,” as defined in the employment agreement, Mr. Baillie is entitled to one month prior written notice of his termination, or one month of salary in lieu of such notice. The employment agreement also contains non-competition and confidentiality provisions. The terms of this agreement provide that Mr. Baillie will not compete with us through his participation in any business in competition with any business conducted by us until six months after the termination of his employment or service relationship with us.
Loans to executive officers of the Company
      Prior to enactment of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in July 2002, we made two loans to Richard M. McVey, our Chief Executive Officer and Chairman of our Board of Directors. We entered into restricted stock purchase agreements with Mr. McVey on June 11, 2001 and July 1, 2001, respectively, in connection with his compensation package. Pursuant to these agreements, we sold an aggregate of 289,581 shares of our Common Stock to Mr. McVey at a purchase price of $3.60 per share. We loaned an aggregate of approximately $1,042,488 to Mr. McVey to finance his purchase of these shares. Mr. McVey executed secured promissory notes with us to document these loans. These promissory notes bear interest at an average rate of 5.69% per annum. The principal and accrued interest on each of these promissory notes is due and payable as follows: (1) 20% of the principal and accrued interest is due on the sixth anniversary of the issuance date; (2) an equal amount is due on each of the seventh, eighth, ninth and tenth anniversaries of the issuance date; and (3) the balance is due on the eleventh anniversary of the issuance date. Mr. McVey may prepay all or any part of any note at any time without paying a premium or penalty. Promissory notes representing 80% of the aggregate purchase price are non-recourse and promissory notes representing 20% of the aggregate purchase price are full recourse. As security for his obligations under the promissory notes, Mr. McVey has pledged the 289,581 shares of our Common Stock acquired by him under the restricted stock purchase agreements described above.
      The loans described in the preceding paragraph were entered into prior to the passage of the Sarbanes-Oxley Act. Because of the prohibitions against certain loans under Section 402 of the Sarbanes-Oxley Act, we will not modify any of these outstanding loans, nor will we enter into new loans with any of our directors or executive officers other than as permitted by applicable law at the time of the transaction.

EXECUTIVE COMPENSATION
Compensation
      The following table sets forth all compensation received during each of the last two fiscal years by our Chief Executive Officer and each of our four other most highly compensated executive officers whose total compensation exceeded $100,000 in each such fiscal year. These executives are referred to as our “Named Executive Officers” elsewhere in this report. Although bonus compensation was earned in the fiscal years indicated below, all bonus compensation was actually paid to each named executive in the fiscal year following the year in which it was earned.
Summary Compensation Table

				Long Term Compensation

	Annual Compensation (1)			Restricted	Securities
				Stock Awards	Underlying
Name	Year	Salary($)	Bonus ($)(2)	($)(3)	Options

Richard M. McVey	2004	300,000	900,000	468,000	25,000	(4)
	2003	300,000	900,000	—	1,000,000

Iain N. Baillie(5)	2004	264,572	566,940	156,000	35,000	(4)
	2003	177,000	490,470	—	275,000	(6)

James N.B. Rucker	2004	175,000	225,000	117,000	25,000	(4)
	2003	175,000	225,000	—	25,000	(7)

Nicholas Themelis(8)	2004	172,500	350,000	156,000	140,000	(9)
	2003	—	—	—	—

Michael H. Ziegelbaum	2004	200,000	500,000	156,000	30,000	(4)
	2003	200,000	550,000	—	50,000	(7)

(1)	The column for “Other Annual Compensation” has been omitted because there is no compensation required to be reported in that column. The aggregate amount of perquisites and other personal benefits, securities or property received by the Named Executive Officers was less than either $50,000 or 10.0% of the total annual salary and bonus reported for such Named Executive Officer, whichever is less.

(2)	Includes cash bonuses paid to Named Executive Officers paid in 2005 with respect to the 2004 fiscal year and paid in 2004 with respect to the 2003 fiscal year.

(3)	The values of the restricted stock awards shown in the table (which were granted on January 6, 2005 for the fiscal year ended December 31, 2004) were determined for each Named Executive Officer, respectively, by multiplying the number of shares of restricted stock awarded to each Named Executive Officer by $15.60 (the closing price of the Company’s Common Stock on NASDAQ on January 5, 2005). Each restricted share represents a right to receive one share of the Company’s Common Stock upon vesting. The default vesting schedule for the Restricted Stock grants is equal annual vesting over five years. Vesting may be accelerated if certain pre-approved performance targets are met or exceeded. Specifically, 50% of the shares can vest after the first year and 50% of the shares can vest after the second year if the performance targets are met or exceeded. If only one of the two year targets are achieved, then there is ratable vesting over the remaining period for the balance of the shares. If the targets are not met in either year, then the default vesting schedule shall apply. In addition, all unvested restricted stock awards become fully vested upon a change in control.

(4)	Represents the number of stock options granted on January 6, 2005 for the year ended December 31, 2004. Such options have an exercise price of $15.60 per share (the closing price of the Company’s Common Stock on NASDAQ on January 5, 2005), vest over a three-year period and have a ten-year term.

(5)	Mr. Baillie is paid in Pounds Sterling. The amounts stated here have been translated at an exchange rate of $1.8898 and $1.6349 per pound, which represent the average exchange rate during 2004 and 2003, respectively. Mr. Baillie’s employment with us commenced in March 2003. His annualized base salary for 2004 and 2003 was 140,000 Pounds Sterling.

(6)	Represents a stock option for 200,000 shares granted on March 24, 2003 at an exercise price of $2.70 and a stock option for 75,000 shares granted on January 2, 2004 at an exercise price of $13.95 per share. Both options vest over a three-year period from the date of grant and have a ten-year term.

(7)	Represents the number of stock options granted on January 2, 2004 for the year ended December 31, 2003. Such options have an exercise price of $13.95 per share, vest over a three-year period and have a ten-year term.

(8)	Mr. Themelis’ employment with us commenced in February 2004. His annualized base salary for 2004 was $200,000.

(9)	Represents a stock option for 100,000 shares granted on February 25, 2004 at an exercise price of $13.95 and a stock option for 40,000 shares granted on January 6, 2005 at an exercise price of $15.60. Both options vest over a three-year period from the date of grant and have a ten-year term.
Stock option grants in last fiscal year
      The following table sets forth information regarding exercisable and unexercisable stock options granted to each of the Named Executive Officers in the last fiscal year. No stock appreciation rights were granted to the Named Executive Officers during the year ended December 31, 2004. Potential realizable values are computed by (1) multiplying the number of shares of Common Stock subject to a given option by the assumed market value on the date of grant, (2) assuming that the aggregate stock value derived from that calculation compounds annually for the entire term of the option, and (3) subtracting from that result the aggregate option exercise price.

	Individual Grants (1)

		% of Total			Potential Realizable
		Options			Value at Assumed
	Number of	Granted			Annual Rates of Stock
	Securities	to			Appreciation for
	Underlying	Employees	Exercise		Option Term
	the Options	in Fiscal	Price per	Expiration
Name	Granted (#)(2)	Year (%)	Share($)	Date	5%($)	10%($)

Richard M. McVey	—	—	—	—	—	—
Iain N. Baillie	75,000	6.8	13.95	1/02/14	657,981	1,667,453
James N. B. Rucker	25,000	2.3	13.95	1/02/14	219,327	555,818
Nicholas Themelis	100,000	9.1	13.95	2/25/14	877,308	2,223,271
Michael H. Ziegelbaum	50,000	4.6	13.95	1/02/14	438,654	1,111,635

(1)	On January 6, 2005, we awarded options to purchase 688,500 shares of Common Stock at an exercise price of $15.60 per share, of which 155,000 were awarded to the Named Executive Officers listed in the table as follows: 25,000 to Mr. McVey, 35,000 to Mr. Baillie, 25,000 to Mr. Rucker, 40,000 to Mr. Themelis and 30,000 to Mr. Ziegelbaum.

(2)	These options vest and become exercisable as follows: (i) one third on the first anniversary of the date of grant, and (ii) the balance in twenty-four equal monthly installments thereafter.

Aggregated option exercises in last fiscal year and fiscal year-end option values
      None of our Named Executive Officers exercised options to purchase our Common Stock during the fiscal year ended December 31, 2004. The following table sets forth the number of shares of Common Stock subject to options and the value of such options held by each of our Named Executive Officers as of December 31, 2004. The closing price of our Common Stock on December 31, 2004 was $17.01.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-The-Money Options
	Options at Fiscal Year-End		at Fiscal Year-End($)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard M. McVey	794,442	358,332	13,513,458	6,095,227
Iain N. Baillie	116,671	193,329	1,984,574	3,288,526
James N. B. Rucker	28,877	59,457	491,198	1,011,364
Nicholas Themelis	—	140,000	—	2,381,400
Michael H. Ziegelbaum	168,990	111,011	2,874,520	1,888,297
Compensation plans
      For information with respect to the securities authorized for issuance under equity compensation plans, please see the section captioned “Securities Authorized for Issuance Under Equity Compensation Plans” in Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated herein by reference and has been delivered to you with this Proxy Statement.
Compensation Committee interlocks and insider participation
      The members of our Compensation Committee currently are Messrs. Lyski and Rohatyn. Neither of these individuals was (i) during the past fiscal year, an officer or employee of the Company or any of its subsidiaries, or (ii) formerly an officer of the Company or any of its subsidiaries. Until October 2004, the members of our Compensation Committee were Messrs. Hersch, McVey, Rohatyn and Steinhardt. Mr. McVey is our President and Chief Executive Officer. Until October 2004, Mr. Steinhardt was Head of North American Credit Markets for JPMorgan Chase and a member of the Management Committee of the Investment Banking Division of JPMorgan Chase. One or more entities affiliated with JPMorgan Chase are broker-dealer clients of ours and are large stockholders of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
      The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of two independent non-employee directors. The responsibilities of the Compensation Committee are set forth in its written charter (the “Charter”), which has been adopted by our Board of Directors. A copy of the Charter is attached to this proxy as Appendix B and also may be obtained from the Company in the manner described elsewhere in this Proxy Statement.
      The duties of the Compensation Committee are, in part, to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants (and other equity awards) to the Company’s executive officers under the Company’s Stock Incentive Plans.
      The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.
      General Compensation Policy. The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance and that are competitive enough to attract and retain highly skilled individuals. Generally, each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company’s achievement of annual financial performance goals and (iii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company’s financial performance and stock price appreciation rather than base salary.
      Factors. The principal factors that were taken into account in establishing each executive officer’s compensation package are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.
      Base Salary. In setting base salaries, the Compensation Committee reviewed published compensation survey data for our industry. The base salary for each officer reflects the salary levels for comparable positions in comparable companies, as well as the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer’s base salary is reviewed each year on the basis of (i) the Compensation Committee’s evaluation of the officer’s personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company’s performance and profitability may also be factors in determining the base salaries of executive officers.
      Annual Incentives. Bonuses for executive officers are based on the Company’s actual performance compared to plan and are generally paid under the Company’s Annual Performance Incentive Plan.
      Under the Annual Performance Incentive Plan, participants are eligible to receive individual bonus awards that may be expressed, at the Compensation Committee’s discretion, as a fixed dollar amount, a percentage of base pay, or an amount determined pursuant to a formula. Individual bonus awards are contingent upon the attainment of certain pre-established performance targets established by the Compensation Committee. The individual awards will be paid after the end of the performance period in which they are earned after the Compensation Committee certifies that the applicable performance goals have been attained. Annual incentive payments for 2004 for the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Bonus.”
      Stock-Based Incentives. Restricted stock and stock option grants are made by the Compensation Committee to the Company’s executive officers, generally upon hire, upon a material change in responsibilities or at other times at the discretion of the Compensation Committee. Each option grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in its business. Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (generally the market price on the grant date) over a specified period of time (up to ten years). Generally, each option becomes exercisable in a series of installments over a three-year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.
      The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. Options granted during 2004 are shown above under the heading Stock option grants in last fiscal year.
      Grants of restricted stock generally vest over a five-year period, subject to accelerated vesting upon the Company’s attainment of pre-established performance goals. The size of each restricted stock grant is set by the Compensation Committee in accordance with the criteria described above for stock options.
      CEO Compensation. In setting the total compensation payable to the Company’s Chief Executive Officer, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of similar companies, while at the same time assuring that a significant percentage of compensation was tied to Company performance and stock price appreciation. Mr. McVey’s base salary of $300,000 was set in accordance with the new employment agreement entered into in March 2004. The Compensation Committee awarded Mr. McVey an annual bonus of $900,000 with respect to 2004 performance, which was paid under the 2004 Annual Performance Incentive Plan. A portion of Mr. McVey’s compensation is also paid in the form of restricted stock and stock options in order to further align his compensation to Company performance and stock price appreciation.
      Compliance with Internal Revenue Code Section 162(m). In general, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The deduction limit under Section 162(m) does not currently apply to the Company because, in general, Section 162(m) allows a three-year transition period after a company becomes publicly traded in connection with an initial public offering.
      It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

Submitted by the Compensation Committee of the Company’s Board of Directors

Wayne D. Lyski
Nicolas S. Rohatyn
April 26, 2005

STOCK PERFORMANCE GRAPH
      The following graph shows a comparison from November 5, 2004 (the date our Common Stock commenced trading on The NASDAQ National Market) through December 31, 2004 of (i) the cumulative total return for our Common Stock, (ii) the Russell 2000 Index and (iii) a Peer Group consisting of the following companies: Chicago Mercantile Exchange Holdings Inc., eSpeed, Inc., Instinet Group Incorporated, Investment Technology Group, Inc., Knight Trading Group, Inc., Archipelago Holdings, Inc., LaBranche & Co Inc. and The NASDAQ Stock Market, Inc. The figures in this graph assume an initial investment of $100 at the closing price on November 5, 2004, the date our Common Stock commenced trading on the NASDAQ National Market, in our Common Stock, and an initial investment of $100 on October 31, 2004 in the Russell 2000 Index and all of the companies in our Peer Group.
      The returns illustrated below are based on historical results during the period indicated and should not be considered indicative of future stockholder returns. Data for the Russell 2000 Index and for the Peer Group assume reinvestment of dividends. We have never paid dividends on our Common Stock and have no present plans to do so. All performance data provided by Research Data Group, Inc.
      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by MarketAxess under those statutes, the Audit Committee Report, reference to the independence of the Audit Committee members, the Compensation Committee Report and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that we specifically incorporate such information by reference into a previous or future filing, or specifically request that such information be treated as soliciting material, in each case under those statutes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      Our related parties include our directors, director nominees, executive officers and holders of more than five percent of the outstanding shares of our Common Stock. Set forth in this section is information concerning transactions with our related parties.
Principal stockholder broker-dealer clients
      Six of our broker-dealer clients or their affiliates each own more than five percent of the outstanding shares of our Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.” These broker-dealer clients are: Banc of America Securities, Bear Stearns, Credit Suisse First Boston, Deutsche Bank, JPMorgan and Lehman Brothers (collectively, the “Principal Stockholder Broker-Dealer Clients”).
      We have separate agreements with each of our broker-dealer clients including each of our Principal Stockholder Broker-Dealer Clients. These agreements govern each such broker-dealer’s access to, and activity on, our electronic trading platform. The term of the agreements is generally three years, with automatic annual renewal thereafter unless notice to terminate is given by a party at least thirty days prior to automatic renewal. Under each agreement, the broker-dealer is granted a worldwide, non-exclusive and non-transferable license to use our electronic trading platform. The broker-dealer agrees to supply us, on a non-exclusive basis, with one or more of the following: indicative prices and quantities of a minimum number of fixed-income instruments for our inventory pages; new issue descriptions and content; and credit research reports. These agreements also govern use of and access to our electronic trading platform. We may only provide the pricing, research and other content provided by a broker-dealer to those of our institutional investor clients approved by the broker-dealer to receive such content. Additionally, institutional investors must be approved by a broker-dealer before being able to engage in transactions on our platform. These agreements also provide for the fees and expenses to be paid by the broker-dealers for their use of our electronic trading platform.
      We have historically earned a substantial portion of our revenues from our Principal Stockholder Broker-Dealer Clients. In particular, for the year ended December 31, 2004, $27.9 million (36.8% of our total revenues), were generated by our Principal Stockholder Broker-Dealer Clients.

Services provided by our principal stockholder broker-dealer clients

Underwriting
      Affiliates of Banc of America, Bear Stearns, Credit Suisse First Boston and JPMorgan also acted as underwriters in connection with the November 4, 2004 initial public offering of 5,750,000 shares of our Common Stock. Affiliates of Credit Suisse First Boston and JPMorgan acted as joint book-running managers, each underwriting 34% of the shares offered, while affiliates of Bank of America and Bear Stearns each underwrote approximately 10.67% of the shares offered (the remaining 10.67% of the offered shares were underwritten by UBS Securities LLC). We paid an aggregate of $4.4 million in underwriting discounts and commissions, on a pro rata basis, to the five underwriters.
      We also agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in that respect.

Other services provided by our principal stockholder broker-dealer clients
      In the past, certain of our Principal Stockholder Broker-Dealer Clients or their affiliates have provided us with services other than underwriting. For the year ended December 31, 2004, the aggregate amount paid by us to our Principal Stockholder Broker-Dealer Clients or their affiliates for such other services was approximately $25,000.

Indemnification agreements
      We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Registration rights agreement
      Our Principal Stockholder Broker-Dealer Clients, along with certain other holders of our Common Stock, are party to our sixth amended and restated registration rights agreement. Stockholders who are a party to this agreement are provided certain rights to demand registration of shares of Common Stock and to participate in a registration of our Common Stock that we may decide to do, from time to time. Generally, we have agreed to pay all expenses of any registration pursuant to the registration rights agreement, except for underwriters’ discounts and commissions.

European dealer warrant program
      Our Principal Stockholder Broker-Dealer Clients were all part of our European Dealer Warrant Program, which operated from March 2002 until February 2004. The European Dealer Warrant Program consisted of a fixed number of shares of our Common Stock that were allocated to our Principal Stockholder Broker-Dealer Clients based on their relative trading of European high-grade corporate bonds on our electronic platform. Specifically, these shares were allocated to each broker-dealer based on their respective commissions as a percentage of the total commissions generated by the six participating broker-dealers. The basis of allocation was the same for each participating broker-dealer.
      For the year ended December 31, 2004, warrants to purchase a total of 229,169 shares of Common Stock were issued under the European Dealer Warrants Program. The exercise price of the warrants is $0.003 per share. The exercise price was determined when the European Dealer Warrant Program was initiated in April 2000.

Appointment of certain of our directors by our principal stockholder broker-dealer clients
      Messrs. Hersch and Steinhardt were elected or appointed to our Board pursuant to the terms of an agreement among certain of our stockholders. This agreement terminated upon the initial public offering of our Common Stock.

OTHER MATTERS
Section 16(a) beneficial ownership reporting compliance
      The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of (i) the copies of Section 16(a) reports that MarketAxess has received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for the 2004 fiscal year, and (ii) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the 2004 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than 10% of its Common Stock, except that each of Messrs. McVey, Baillie, Rucker, Themelis and Ziegelbaum filed one late report with respect to the grants of shares of restricted stock and options to purchase shares of Common Stock on January 6, 2005.
Other matters
      As of the date of this Proxy Statement, the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.
Stockholder proposals for 2006 Annual Meeting
      In order to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2006 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in New York, New York, on or before January 2, 2006. In addition, under the Company’s bylaws, any proposal for consideration at the 2006 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on December 2, 2005, and the close of business on January 2, 2006, and is otherwise in compliance with the requirements set forth in the Company’s bylaws.

Appendix A
MARKETAXESS HOLDINGS INC.
AUDIT COMMITTEE CHARTER

I.	Purpose
      The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) by overseeing the accounting and financial reporting process of the Company and the audits of the financial statements of the Company.
      The Committee is also responsible for preparing the audit committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement for its annual meeting of stockholders.

II.	Committee Membership
      The Committee shall consist of no fewer than three members. Each member of the Committee shall be a member of the Board and shall meet the independence and experience requirements of the NASDAQ National Market (or, with the approval of the Board, satisfy one or more of the exceptions permitted by NASDAQ), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and all rules and regulations promulgated by the SEC. Each member of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, and at least one member of the Committee shall be a “financial expert” (as defined by the SEC). No member of the Committee may participate in the preparation of the financial statements of the Company or any current subsidiary of the Company, or have so participated in the three years prior to joining the Committee.
      The members of the Committee shall be appointed and replaced by the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	Committee Rules of Procedure
      The Committee shall meet as often as it determines, but not less frequently than quarterly. Special meetings may be convened, as the Committee deems necessary or appropriate.
      A majority of the members of the Committee shall constitute a quorum to transact business. Members of the Committee may participate in a meeting of the Committee by means of telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. Except in extraordinary circumstances as determined by the Chairman of the Committee, notice shall be delivered to all Committee members at least 48 hours in advance of the scheduled meeting. Minutes of each meeting will be kept and distributed to the entire Board. The affirmative vote of a majority of the members of the Committee present at the time of such vote will be required to approve any action of the Committee. Subject to the requirements of any applicable law, regulation or NASDAQ National Market rule, any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Committee. Such written consent shall have the same force as a unanimous vote of the Committee.

IV.	Committee Authority and Responsibilities
      The Committee shall be directly responsible for the appointment, compensation, retention and oversight of any registered public accounting firm engaged by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such registered public accounting firm will report directly to the Committee. The Committee shall have the sole authority to approve all audit engagement fees and terms and all permitted non-audit engagements with the independent auditors.
      The Committee shall, to the extent required by any law, regulation or NASDAQ rule, approve in advance all audit and non-audit engagements of the Company’s independent auditors. The Committee may delegate to one or more of its members who are independent directors on the Board the authority to approve the performance of audit and non-audit services by the Company’s independent auditors (a “Sub-Committee”). Any decision by a Sub-Committee shall be presented to the full Committee at its next scheduled meeting. Neither the Committee nor any Sub-Committee shall approve any engagements of the Company’s outside auditors with respect to those services set forth in Section 10A(g)(1) through (9) of the Exchange Act. In the event the Committee or any Sub-Committee approves any non-audit services by the Company’s independent auditors, such approval shall be disclosed in periodic reports required by Section 13(a) of the Exchange Act. The pre-approval requirement is not applicable with respect to the provision of non-audit services by the Company’s outside auditors where (i) such services were not recognized by the Company at the time of the engagement to be non-audit services, (ii) the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount paid by the Company to the Company’s independent auditors during the fiscal year in which the non-audit services are provided and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or a Sub-Committee.
      The Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its responsibilities. The Committee shall have the sole authority to approve all fees and terms of engagement of such advisors.
      The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any independent counsel and other advisors engaged by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
      Subject to the limitations described above with regard to the independent auditor, the Committee may form and delegate authority to subcommittees to the extent the Committee deems necessary or appropriate.
      The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or advisors to, the Committee. The Committee shall meet with management, the internal auditors (or other personnel responsible for the internal audit function), if any, and the independent auditor in separate executive sessions as often as the Committee determines.
      The Committee shall make regular reports to the Board. In addition, the Committee annually shall review its own performance.
      The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed change to the Board for its approval. This Charter is in all respects subject and subordinate to the Company’s certificate of incorporation and by-laws and the applicable provisions of the Delaware General Corporation Law.
      In addition to the foregoing, the Committee, to the extent it deems necessary or appropriate, shall:
     A.     Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including the disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of its Annual Report on

Form 10-K, and determine whether to recommend to the Board that the audited financial statements should be included in the Annual Report on Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3. Discuss with management and the independent auditor, and resolve any disagreements between management and the independent auditor with respect to, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4. Receive, review and discuss with management and the independent auditor any report of the independent auditor regarding (a) all critical accounting policies and practices to be used by the independent auditor, (b) alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, or (c) any other material written communications between the independent auditor and management, including any management letter or schedule of unadjusted differences.

5. Review and discuss with management and the independent auditor (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effect of alternative GAAP methods on the financial statements, (c) the types of information to be disclosed and the types of presentation to be made relating to earnings press releases as well as other financial information and earnings guidance provided to analysts and rating agencies, and (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

6. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken.

7. Review legal and regulatory matters that may have a material impact on the Company’s financial statements, and related compliance policies and programs. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies. Discuss with the Company’s general counsel any legal matters that may have a material impact on the Company’s financial statements. Assist the Board in monitoring the compliance by the Company with other legal and regulatory requirements.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a) the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors, if any, or management;

(b) the management letter provided by the independent auditor and the Company’s response to that letter; and

(c) any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or on access to requested information.

B. Oversight of the Company’s Relationship with the Outside Auditor

9. Receive and review a report from the Company’s outside independent auditor at least annually regarding (a) the firm’s internal quality-control procedures; (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm; (c) all relationships between the auditor and its related entities and the Company and its related entities; and (d) any steps taken to deal with any such issues. The Committee shall require the auditor to confirm that the report in all respects satisfies the requirements of Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and evaluate the qualifications, performance and independence of the auditor, including considering whether the auditor’s quality controls are adequate and the provision of any non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor, if any. The Committee shall present its conclusions to the Board and shall take, or recommend that the Board take, appropriate action to oversee the independence of the auditor.

10. Establish policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

11. Obtain assurance from the independent auditor that each audit of the Company’s financial statements has complied with the requirements of Section 10A of the Exchange Act.

C. Oversight of the Company’s Internal Audit Function

12. If the Company determines to maintain an internal audit function, review the appointment and replacement of the senior internal auditing executive or selection and retention of the person or entity to which the internal auditing function is out-sourced.

13. If the Company determines to maintain an internal audit function, review the significant reports to management prepared by the internal auditing department and management’s responses thereto.

14. If the Company determines to maintain an internal audit function, discuss with the independent auditor the Company’s internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

D. Other Responsibilities

15. Review the annual report of management on the Company’s internal control over financial reporting, and the attestation report from the Company’s independent auditor with respect thereto, and recommend to the Board whether such reports should be included in the Company’s Annual Report on Form 10-K.

16. Review and discuss with the Chief Executive Officer and Chief Financial Officer the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Form 10-Ks and Form 10-Qs, including their evaluation of the Company’s disclosure controls and procedures and internal controls.

17. Establish and review periodically procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The procedures established pursuant to this paragraph should also be made available for use by persons making reports under the Company’s Code of Conduct or Whistleblower Policy.

18. Approve the Company’s transactions with directors, executive officers, major stockholders and firms that employ directors, as well as any other related party transactions (as defined in Item 404 of SEC Regulation S-K), that are identified by the Company in a periodic review of such transactions.

      In addition to the activities described above, the Committee will perform such other functions as are necessary or appropriate in its opinion or in the opinion of the Board under applicable law, the Company’s certificate of incorporation and by-laws, and the resolutions and other directives of the Board, including, without limitation, the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers, Code of Conduct and Whistleblower Policy. This Charter may be amended from time to time by the Board.

V.	Limitation of Audit Committee Role
      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate, fairly present the information shown or are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations or to assure compliance with any law, regulation or NASDAQ rule, or the Company’s Corporate Governance Guidelines, Code of Conduct, Code of Ethics or Whistleblower Policy.

Appendix B
MARKETAXESS HOLDINGS INC.
COMPENSATION COMMITTEE CHARTER

I.	Purpose
      The Compensation Committee (the “Committee”) has the responsibility, as delegated by the Board of Directors (the “Board”), for reviewing and approving the compensation of the Chief Executive Officer (“CEO”) and all other officers of MarketAxess Holdings Inc. (the “Company”), as well as the compensation philosophy, strategy, program design, and administrative practices. The compensation programs to be reviewed and approved by the Committee consist of all forms of compensation, including salaries, cash incentives, stock options and other stock-based awards and benefits.
      The Committee also has the responsibility, as delegated by the Board, for reviewing and approving: (i) all incentive and equity-based compensation plans, including, without limitation, the 2004 Annual Performance Incentive Plan, and the 2004 Stock Incentive Plan in which officers may participate; (ii) the Company’s benefit plans that cover only officers, and all related policies, programs and practices; and (iii) arrangements with officers relating to their employment relationships with the Company, including, without limitation, employment agreements, severance agreements, supplemental pension or savings arrangements, deferred compensation, change in control agreements and restrictive covenants. For purposes of this Charter, “officer” shall have the meaning ascribed to such term under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under current Rule 16a- 1(f), “officer” means the Company’s president, principal financial officer, principal accounting officer (or the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company’s subsidiaries shall be deemed officers of the Company if they perform such policy-making functions for the Company.
      The Committee is also responsible for producing a report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders and assisting in the preparation of certain other information concerning executive compensation that is required to be included in other periodic reports filed with the Securities and Exchange Commission (“SEC”).
      The Committee has the authority to retain any consultant or advisor to assist in the evaluation of executive compensation, including the sole authority to approve such consultants’ or advisors’ fees and to terminate such services. In addition, the Committee may form subcommittees and delegate authority to such subcommittees or individuals as it deems appropriate.

II.	Membership
      The Committee shall be comprised of no fewer than two directors, each of whom must (a) meet the independence requirements established by the NASDAQ Stock Market (“NASDAQ”) or, with the approval of the Board, satisfy one or more of the exceptions permitted by NASDAQ, (b) be “outside directors,” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and (c) be “non-employee directors,” as defined in Rule 16(b)-3 of the Exchange Act. The Board shall determine from time to time the number of directors that shall constitute the Committee.
      The members of the Committee shall be appointed and replaced by the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	Meetings
      The Committee shall meet at such times and with such frequency as the Committee shall determine appropriate to meet its responsibilities, but not less than two regularly scheduled meetings each year. Special meetings may be convened as the Committee deems necessary or appropriate. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.
      A majority of the members of the Committee shall constitute a quorum to transact business. Members of the Committee may participate in a meeting of the Committee by means of telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. Except in extraordinary circumstances as determined by the Chair of the Committee, notice shall be delivered to all Committee members at least 48 hours in advance of the scheduled meeting. Minutes of each meeting will be kept and distributed to the entire Board.
      The affirmative vote of a majority of the members of the Committee present at the time of such vote will be required to approve any action of the Committee. Subject to the requirements of any applicable law, regulation or NASDAQ rule, any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Committee. Such written consent shall have the same force as a unanimous vote of the Committee.

IV.	Responsibilities and Duties

Executive Compensation
      1. With respect to the CEO and the Company’s other executive officers, the Committee shall review and approve, on an annual basis, corporate goals and objectives relevant to compensation, evaluate the executive’s performance in light of those goals and objectives and determine and approve the executive’s compensation level based on this evaluation. In determining the long-term incentive component of the executive’s compensation, the Committee shall, to the extent it deems appropriate, consider the Company’s performance and relative stockholder return, the value of similar incentive awards to executives at comparable companies, the awards given to the executive in past years and other factors that the Committee deems appropriate in connection with its review.
      2. With respect to the CEO and the Company’s other executive officers, the Committee shall review and recommend to the Board for approval such compensation policies for the executive as the Committee deems appropriate and shall approve the executive’s (a) annual base salary level, (b) annual incentive opportunity level, (c) long-term incentive opportunity level and (d) any special or supplemental benefits. The Committee also shall review and approve the executive’s employment agreement, severance arrangements and change in control agreements/provisions.
      3. The Committee shall not make any deliberation or approval of any aspect of CEO compensation in the presence of the CEO.
      4. The Committee shall not approve any direct or indirect loan, guarantee or other extension of credit to the CEO or any other director or officer of the Company, except as permitted under Section 13(k) of the Exchange Act.
      5. The Committee shall annually report to the Company’s stockholders on certain executive compensation matters, as required by the rules and regulations of the SEC, as they may be amended from time to time. Such report will be included in the Company’s annual proxy statement.

Equity-Based Compensation Plans
      6. The Committee shall make recommendations to the Board and to the Company’s stockholders (to the extent stockholder approval is required by any applicable law, regulation or NASDAQ rule) for their approval of all stock ownership, stock option and other incentive-compensation and equity-based compensation plans of the Company, and all related policies and programs. In addition, the Committee shall make recommendations to the Board and to the Company’s stockholders (to the extent stockholder approval is required by any applicable law, regulation or NASDAQ rule) for their approval all equity-based compensation plans with respect to non-employee directors, and all related policies and programs. The Committee shall review all stock ownership, stock option and other incentive-compensation and equity-based compensation plans of the Company that are not subject to approval by the Company’s stockholders.
      7. The Committee shall make individual determinations and grant any restricted stock, stock options or other equity-based awards under any equity-based compensation plan, including, without limitation, any stock option plan, other than with respect to non-employee directors.
      8. The Committee shall interpret, implement, administer, review and make recommendations to the Board with respect to incentive-compensation plans and equity-based compensation plans, including, without limitation, the 2004 Stock Incentive Plan and the 2004 Annual Performance Incentive Plan.

Other Authority and Responsibilities
      9. In addition to the authority granted above, the Committee shall also have the authority, to the extent it deems necessary or appropriate to carry out its responsibilities, to retain at the expense of the Company special legal, accounting, actuarial or other consultants to advise the Committee, who may already be employed by the Company for such purposes. The Committee shall have the sole authority to approve such advisors’ fees and other retention terms.
      10. With respect to plans intended to comply with Section 162(m), the Committee shall have the authority to take all actions necessary or appropriate to comply with Section 162(m), including, without limitation, establishing performance goals in writing within the time prescribed by Section 162(m) and certifying the attainment of such goals in a manner consistent with Section 162(m).
      11. The Committee shall recommend to the Board the creation or amendment of any pension, profit-sharing, or tax-qualified employee benefit plan or program of the Company, or any long-term incentive plan whose participants include officers.
      12. The Committee shall review plans for the development, retention and replacement of executive officers, as well as review executive succession plans.
      13. The Committee may form and delegate authority to subcommittees to the extent the Committee deems necessary or appropriate.
      14. The Committee may designate any member of the Committee to execute documents on its behalf as the Committee deems necessary or appropriate to carry out its responsibilities hereunder.
      15. The Committee shall report to the Board, as requested by the Board, or as the Committee deems appropriate, but not less frequently than annually.
      16. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed change to the Board for its approval. This Charter is in all respects subject and subordinate to the Company’s certificate of incorporation and bylaws and the applicable provisions of the General Corporation Law of the State of Delaware.
      17. The Committee shall annually review its own performance.

V.	General
      In addition to the activities described above, the Committee will perform such other functions as are necessary or appropriate in its opinion or in the opinion of the Board under applicable law, the Company’s certificate of incorporation and by-laws, and the resolutions and other directives of the Board. This Charter may be amended from time to time by the Board.

Appendix C
MARKETAXESS HOLDINGS INC.
NOMINATING COMMITTEE CHARTER

I.	Purpose
      The purpose of the Nominating Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of MarketAxess Holdings Inc. (the “Company”) by identifying individuals qualified to become Board members, and recommending for selection by the Board the director nominees to stand for election for the next annual meeting of the Company’s stockholders.

II.	Membership
      The Committee shall be comprised of no fewer than two directors, each of whom must meet the independence requirements established by the NASDAQ Stock Market (“NASDAQ”) or, with the approval of the Board, satisfy one or more of the exceptions permitted by NASDAQ. The Board shall determine from time to time the number of directors that shall constitute the Committee.
      The members of the Committee shall be appointed and replaced by the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	Meetings
      The Committee shall meet at such times and with such frequency as the Committee shall determine appropriate to meet its responsibilities, but not less than once annually. Special meetings may be convened as the Committee deems necessary or appropriate. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.
      A majority of the members of the Committee shall constitute a quorum to transact business. Members of the Committee may participate in a meeting of the Committee by means of telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. Except in extraordinary circumstances as determined by the Chair of the Committee, notice shall be delivered to all Committee members at least 48 hours in advance of the scheduled meeting. Minutes of each meeting will be kept and distributed to the entire Board.
      The affirmative vote of a majority of the members of the Committee present at the time of such vote will be required to approve any action of the Committee. Subject to the requirements of any applicable law, regulation or NASDAQ National Market rule, any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Committee. Such written consent shall have the same force as a unanimous vote of the Committee.

IV.	Responsibilities and Duties

Recommendation of Directors
      1. The Committee shall have the sole authority, to the extent the Committee deems necessary or appropriate to carry out its responsibilities, to retain and terminate any search firm used to identify director candidates.
      2. The Committee shall recommend to the Board for its approval criteria for the selection of new directors and the evaluation and renomination of existing directors. The Committee shall comply with such criteria in exercising its responsibilities under this Charter.

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      3. The Committee shall identify individuals qualified to become Board members and shall consider candidates to fill positions on the Board, including candidates recommended by the Company’s stockholders. The Committee shall conduct the appropriate and necessary inquiries (as determined by the Committee) with respect to the backgrounds and qualifications of candidates.
      4. The Committee shall recommend to the Board for its selection candidates to fill positions on the Board. The Board shall select from among such recommended candidates the director nominees to stand for election for the next annual meeting of the Company’s stockholders.
      5. In connection with the recommendation of new directors and the evaluation and renomination of existing directors, the Committee shall (a) review the independence and other qualifications of Board members and (b) consider questions of possible conflicts of interest between Board members or management and the Company and its subsidiaries, and other activities of Board members or management that could interfere with such individuals’ duties to the Company.
      6. Notwithstanding anything to the contrary in this Charter, if the Company is required by contract or otherwise to provide third parties with the ability to nominate one or more directors, the selection and nomination of such directors shall not be subject to review or approval by the Committee.

Other Authority and Responsibilities
      7. In addition to the authority granted above, the Committee shall also have the authority, to the extent it deems necessary or appropriate to carry out its responsibilities, to retain at the expense of the Company special legal, accounting, actuarial or other consultants to advise the Committee. The Committee shall have the sole authority to approve such advisors’ fees and other retention terms.
      8. The Committee may form and delegate authority to subcommittees to the extent the Committee deems necessary or appropriate.
      9. The Committee may designate any member of the Committee to execute documents on its behalf as the Committee deems necessary or appropriate to carry out its responsibilities hereunder.
      10. The Committee shall report to the Board, as requested by the Board, or as the Committee deems appropriate, but not less frequently than annually.
      11. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed change to the Board for its approval. This Charter is in all respects subject and subordinate to the Company’s certificate of incorporation and bylaws and the applicable provisions of the General Corporation Law of the State of Delaware.
      12. The Committee shall annually review its own performance.

V.	General
      In addition to the activities described above, the Committee will perform such other functions as are necessary or appropriate in its opinion or in the opinion of the Board under applicable law, the Company’s certificate of incorporation and by-laws, and the resolutions and other directives of the Board. This Charter may be amended from time to time by the Board.

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MarketAxess Holdings Inc.
2005 Annual Meeting of Stockholders
June 1, 2005, 10:00 a.m.
The New York Marriott Financial Center
85 West Street
New York, NY 10006
▼ FOLD AND DETACH HERE ▼
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MarketAxess Holdings Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Richard M. McVey, James N.B. Rucker and Charles R. Hood, jointly and severally, as proxies and attorneys of the undersigned, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of MarketAxess Holdings Inc. to be held on Wednesday, June 1, 2005, or at any postponement or adjournment thereof.
You are encouraged to indicate your choices by marking the appropriate boxes, as specified on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
(Continued and to be signed on the reverse side)

MarketAxess Holdings Inc.
2005 Annual Meeting of Stockholders
June 1, 2005, 10:00 a.m.
The New York Marriott Financial Center
85 West Street
New York, NY 10006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.
▼ FOLD AND DETACH HERE ▼
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☒ Please mark your votes as in this example.	This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 AND 2.
The Board of Directors recommends that you instruct the Proxies to vote FOR Proposals 1 and 2.

1. Election of Directors	☐ FOR all nominees (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below	2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

Nominees:	Richard M. McVey Stephen P. Casper David G. Gomach	Ronald M. Hersch Wayne D. Lyski Jerome S. Markowitz	Nicolas S. Rohatyn John Steinhardt	☐ FOR ☐ AGAINST ☐ ABSTAIN
UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN BELOW — NO BOXES NEED BE CHECKED.
(Instruction: To withhold authority to vote for any individual nominee write that nominee’s name in the space provided below.)

Signature

Signature

Date

Note: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON
(Continued from other side)